Exhibit 10.41

EARTHLINK, INC.

CHANGE-IN-CONTROL ACCELERATED VESTING
AND SEVERANCE PLAN

THIS EARTHLINK, INC. CHANGE-IN-CONTROL ACCELERATED VESTING AND SEVERANCE PLAN (this “Plan”) was adopted originally as of the 19th day of April, 2001 by EarthLink, Inc., a Delaware corporation (“Employer”), and its Affiliates (as defined below) for the benefit of the eligible employees described herein and amended effective as of October 19, 2005 and amended and restated effective as of February 17, 2006.

WITNESSETH:

WHEREAS, the Employees (as defined below) are currently employed by Employer or an Affiliate (as defined below); and

WHEREAS, Employer and its Affiliates desire to establish the Plan to provide certain security to the Employees in connection with their employment with the Employer or an Affiliate in the event of a Change in Control of the Employer (as defined below).

NOW, THEREFORE, Employer and its Affiliates hereby establish the Plan as set forth below.

1.                                       Definitions.

For purposes of this Plan:

(a)           “Affiliate” means any entity with whom the Employer would be considered a single employer under Code Sections 414(b) or 414(c).

(b)           “Beneficial Ownership” means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

(c)           “Beneficiary” shall mean the person or entity an Employee designates, by written instrument delivered to the Employer or an Affiliate, to receive the benefits payable under this Plan after the Employee’s death.  If an Employee fails to designate a Beneficiary, or if no designated Beneficiary survives the Employee, such benefits shall be paid:

(1)           to Employee’s surviving spouse; or

(2)           if there is no surviving spouse, to Employee’s living descendants per stirpes; or

(3)           if there is neither a surviving spouse nor living descendants, to Employee’s estate.

(d)           “Benefit Category” shall mean one of the following benefit categories:  (1) the Gold Benefit Category, (2) the Silver Benefit Category or (3) the Bronze Benefit Category.  For purposes of this Plan, the Gold Benefit Category shall include the Chief Executive Officer and President of the Employer; the Silver Benefit Category shall include the Chief Financial Officer of the Employer, the Chief Executive Officer, President and Chief Financial Officer of an Affiliate, and the Executive Vice Presidents of the Employer or any Affiliate; and the Bronze Benefit Category shall include the Vice Presidents and the Blue Zone Classified Jobs of the Employer or any Affiliate.  If the Employer designates additional Qualifying Positions, then the Employer also shall specify into which Benefit Category that Qualifying Position will be included.  The Employee’s Benefit Category shall be determined based on the Employee’s Qualifying Position at the time of the Change in Control of the Employer, and any Employee in more than one Qualifying Position shall be deemed for purposes of this Plan to be in only the Qualifying Position that would entitle such Employee to the greatest benefits under this Plan.

(e)           “Benefits Severance Period” shall mean (1) for an Employee in the Gold Benefit Category, the one and one-half years, (2) for an Employee in the Silver Benefit Category, the one and one-half years, and (3) for an Employee in the Bronze Benefit Category, the one year, beginning in each case on the Employee’s Termination of Employment.

(f)            “Bonus Target” shall mean the annual incentive bonus payable to the Employee at the greater of the rate in effect on (1) the date the Change in Control of the Employer occurs or (2) the date of the Employee’s Termination of Employment under the circumstances described in Section 2(a).

(g)           “Business Combination” means a reorganization, merger or consolidation of the Employer.

(h)           “Cash Severance” shall mean a lump-sum cash payment equal to (1) for an Employee in the Gold Benefit Category, one hundred and fifty percent (150%) of the sum of the Employee’s Salary and Bonus Target, (2) for an Employee in the Silver Benefit Category, one hundred and fifty percent (150%) of the sum of the Employee’s Salary and Bonus Target, and (3) for an Employee in the Bronze Benefit Category, one hundred percent (100%) of the sum of the Employee’s Salary and Bonus Target.

(i)            “Cause” shall exist where the Employee’s Termination of Employment is by the Employer or an Affiliate upon (1) the Employee’s willful and continued failure to substantially perform his or her employment duties (other than any failure On Account of a Disability), after a written notice is delivered to the Employee by an executive officer of the Employer or Affiliate which employs Employee or the person in charge of the Human Resources function of such Employer or Affiliate (or if the Employee is the Chief Executive Officer or President of the Employer, the Chairman of the Compensation Committee of the Board of Directors of the Employer) that specifically identifies the manner in which such executive officer or person in charge of the Human Resources function (or such Chairman) believes that the Employee has failed to substantially perform his or her employment duties and after a reasonable opportunity is afforded to the Employee to cure his or her performance failure(s), or (2) the Employee willfully engaging in misconduct that is materially injurious to the Employer or an Affiliate, monetarily or otherwise.  For purposes of this definition, no act, or failure to act, on the Employee’s part will be considered “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his or her act or omission was in the best interest of the Employer or an Affiliate.  Notwithstanding the above, the Employee will not be deemed to have had a Termination of Employment for Cause unless and until he or she has been given a copy of the notice of termination from an executive officer or person in charge of the Human Resources function (or in case of the Chief Executive Officer or President of the Employer, the Chairman of the Compensation Committee of the Board of Directors), after reasonable notice to the Employee and an opportunity for him or her, together with his or her counsel, to be heard before (1) the Chief Executive Officer of the Employer, or (2) if the Employee is an officer of the Employer or an Affiliate who has been elected or appointed by the Board of Directors of the Employer or Affiliate, as the case may be, to such office, the Board of Directors of the Employer or Affiliate, or (3) in all cases not involving an elected officer and where the Chief Executive Officer of the Employer otherwise directs or delegates this responsibility, the executive officer or person in charge of the Human Resources function or a direct report to such Chief Executive Officer to whom such responsibility was delegated, finding that in the good faith opinion of the Chief Executive Officer, or, in the case of an elected officer, finding that in the good faith opinion of two-thirds of the applicable Board of Directors, or, in all other cases, finding that in the good faith opinion of the applicable executive officer or person in charge of the Human Resources function or a direct report to the Chief Executive Officer to whom such responsibility was delegated, that the Employee committed the conduct set forth above in clauses (1) or (2) of this definition and specifying the particulars of that finding in detail.

(j)            “Change in Control” of the Employer means the occurrence of any of the following events:

(1)           The accumulation in any number of related or unrelated transactions by any Person of Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Employer’s Voting Stock; provided that for purposes of this subparagraph (1), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Employer’s Voting Stock results from any acquisition of Voting Stock (a) directly from the Employer that is approved by the Incumbent Board, (b) by the Employer, (c) by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses (a) and (b) of subparagraph (2) below; or

(2)           Consummation of a Business Combination, unless, immediately following that Business Combination, (a) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Employer immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the then outstanding shares of common stock and at least fifty percent (50%) of the combined voting power of the then outstanding Voting Stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Employer or all or substantially all of the Employer’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Employer, and (b) at least sixty percent (60%) of the members of the Board of Directors of the entity resulting from that Business Combination holding at least sixty percent (60%) of the voting power of such Board of Directors were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for that Business Combination and as a result of or in connection with such Business Combination, no Person has a right to dilute either of such percentages by appointing additional members to the Board of Directors or otherwise without election or other action by the stockholders; or

(3)           A sale or other disposition of all or substantially all of the assets of the Employer, except pursuant to a Business Combination that complies with clauses (a) and (b) of subparagraph (2); or

(4)           Approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer, except pursuant to a Business Combination that complies with clauses (a) and (b) of subparagraph 2; or

(5)           The acquisition by any Person of the right to Control the Employer.

(k)           “Code” means the Internal Revenue Code of 1986, amended, and any successor thereto.

(l)            “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Employer (a) through the ownership of securities which provide the holder with such power excluding voting rights attendant with such securities or (b) by contract.

(m)          “Employee” shall mean a full-time common-law employee of Employer or an Affiliate who is employed by the Employer or an Affiliate and selected to participate in the Plan and who holds a Qualifying Position in the Employer or an Affiliate at all times from initial participation in the Plan through the Change in Control of the Employer.  All full-time common-law employees of the Employer or an Affiliate who were employed by the Employer or an Affiliate and who held a Qualifying Position in the Employer or an Affiliate on April 19, 2001, and have been continuously employed since that time, participate in the Plan as of such effective date, subject to compliance with the other terms and conditions of the Plan.  All full-time common-law employees of the Employer or an Affiliate who were employed by the Employer or an Affiliate and who held a Qualifying Position in the Employer or an Affiliate beginning after April 19, 2001 (and are not described in the preceding sentence) shall participate in the Plan as of the date the Employer selects such individual for participation, subject to compliance with the other terms and conditions of the Plan.  A full-time common law employee only includes an individual who renders personal services to the Employer or an Affiliate and who, in accordance with the established payroll accounting and personnel policies of the Employer or an Affiliate, is characterized by the Employer or an Affiliate as a full-time common law employee.  Notwithstanding the foregoing, independent contractors are not employees for purposes of this Plan.  Moreover, notwithstanding the foregoing, an Employee does not include a person whom the Employer or an Affiliate has identified on its payroll, personnel or tax records as an independent contractor or a person who has acknowledged in writing to the Employer or an Affiliate that such person is an independent contractor whether or not a court, the Internal Revenue Service or any other entity ultimately determines such classification to be correct as a matter of law.  Exhibit A attached hereto shall contain the names of each Employee and his or her Qualifying Position and Benefit Category.  The Employer shall update Exhibit A as necessary to always reflect the Employees participating in the Plan.  Notwithstanding any other provision of this Plan, an individual who is covered under and participates in the EarthLink, Inc. Accelerated Vesting and Compensation Continuation Plan shall not become an Employee and participate in this Plan unless and until he or she waives and releases any and all rights to benefits and coverage he or she has under the EarthLink, Inc. Accelerated Vesting and Compensation Continuation Plan.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

(o)           “For Good Reason” means the Employee’s Termination of Employment is by the Employee other than on death or On Account of Disability and based on:

(1)           With respect to an Employee in either the Gold or Silver Benefit Category, the assignment to the Employee of duties inconsistent with his or her position and status with the Employer or Affiliate as they existed immediately prior to a Change in Control of the Employer, or a substantial change in his or her title, offices or authority, or in the nature of his or her other responsibilities, as they existed immediately prior to a Change in Control of the Employer, except in connection with the Employee’s Termination of Employment for Cause or On Account of Disability or as a result of his or her death or by the Employee other than For Good Reason; or

(2)           With respect to an Employee in the Bronze Benefit Category, the assignment to the Employee of duties requiring skills and experience that are inconsistent with the skills and experience required for his or her duties with the Employer immediately prior to a Change in Control of the Employer, except in connection with the Employee’s Termination of Employment for Cause or On Account of Disability or as a result of his or her death or by Employee other than for Good Reason; or

(3)           A reduction by the Employer or an Affiliate in the Employee’s base salary as in effect on the date of this Plan or as his or her salary may be increased from time to time, without Employee’s written consent; or

(4)           A reduction by the Employer or an Affiliate in the target cash bonus payable to the Employee under any incentive compensation plan(s), as it (or they) may be modified from time to time, in effect immediately prior to a Change in Control of the Employer, or a failure by the Employer or an Affiliate to continue the Employee as a participant in the incentive compensation plan(s) on at least the basis of the Employee’s participation immediately prior to a Change in Control of the Employer or to pay the Employee the amounts that he or she would be entitled to receive in accordance with such plan(s); or

(5)           The Employer or an Affiliate requiring the Employee to be based more than thirty-five (35) miles from the location where he or she is based immediately prior to a Change in Control of the Employer, except for travel on the Employer’s or Affiliate’s business that is required or necessary to performance of his or her job and substantially consistent with his or her business travel obligations prior to the Change in Control of the Employer, or if the Employee consents to that relocation, the failure by the Employer or an Affiliate to pay (or reimburse the Employee for) all reasonable moving expenses incurred by the Employee or to indemnify the Employee against any loss realized in the sale of his or her principal residence in connection with that relocation; or

(6)           The failure by the Employer or an Affiliate to continue in effect any material retirement or compensation plan, performance share plan, stock option plan, life insurance plan, health and accident plan, disability plan or another benefit plan in which the Employee is participating immediately prior to a Change in Control of the Employer (or provide plans providing him or her with substantially similar benefits), the taking of any action by the Employer or an Affiliate that would adversely affect the Employee’s participation or materially reduce his or her benefits under any of those plans or deprive him or her of any material fringe benefit enjoyed by the Employee immediately prior to a Change in Control of the Employer, or the failure by the Employer or an Affiliate to provide the Employee with the number of paid vacation days to which he or she is then entitled in accordance with normal vacation practices in effect immediately prior to a Change in Control of the Employer; or

(7)           The failure by the Employer or an Affiliate to obtain the assumption of the agreement to perform this Plan by any successor; or

(8)           Any purported Termination of Employment that is not effected pursuant to a notice of termination satisfying the requirements of a Termination of Employment for “Cause.”

(p)           “Incumbent Board” means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Employer’s Board of Directors as of April 19, 2001 or (b) members who become members of the Employer’s Board of Directors subsequent to such date whose election, or nomination for election by the Employer’s shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Employer in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(q)           “On Account of Disability” shall exist where the Employee’s Termination of Employment results from the Employee being “Disabled” as a result of a “Disability” in accordance with the policies of the Employer or Affiliate that employed the Employee in effect at the time of the Change in Control of the Employer.

(r)            “Person” means any individual, entity or group within the meaning of Section 13(D)(3) or 14(d)(2) of the Exchange Act.

(s)           “Qualifying Position” shall mean any one of the following:  (1) the Chief Executive Officer or President of the Employer; (2) the Chief Financial Officer of the Employer, the Chief Executive Officer, President or Chief Financial Officer of an Affiliate, or the Executive Vice Presidents of the Employer or any Affiliate; (3) the Vice Presidents or Blue Zone Classified Jobs of the Employer or any Affiliate and (4) any other position or job classification that the Employer hereafter designates as being a Qualifying Position.

(t)            “Retirement Plan” shall mean any qualified or supplemental employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of

1974, as amended (“ERISA”), currently made available by Employer or an Affiliate in which Employee participates.

(u)           “Salary” shall mean the Employee’s base salary at the greater of the rate in effect on (1) the date the Change in Control of the Employer occurs or (2) the date of the Employee’s Termination of Employment under circumstances described in Section 2(a).

(v)           “Specified Employee” means an employee (as that term is used in Code Section 416) who is (i) an officer of the Employer having annual compensation greater than $135,000 (with certain adjustments for inflation after 2005), (ii) a five-percent owner of the Employer or (iii) a one-percent owner of the Employer having annual compensation greater than $150,000.  For purposes of this Section, no more than 50 employees (or, if lesser, the greater of three or 10 percent of the employees) shall be treated as officers.  Employees who (i) normally work less than 17 1/2 hours per week, (ii) normally work not more than 6 months during any year, (iii) have not attained age 21 or (iv) are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer (except as otherwise provided in regulations issued under the Code) shall be excluded for purposes of determining the number of officers.  For purposes of this Section, the term “five-percent owner”  (“one-percent owner”) means any person who owns more than five percent (one percent) of the outstanding stock of the Employer or stock possessing more than five percent (one percent) of the total combined voting power of all stock of the Employer.  For purposes of determining ownership, the attribution rules of Section 318 of the Code shall be applied by substituting “five percent” for “50 percent” in Section 318(a)(2) and the rules of Sections 414(b), 414(c) and 414(m) of the Code shall not apply.  For purposes of this Section, the term “compensation” has the meaning given such term by Section 414(q)(4) of the Code.  The determination of whether the Employee is a Specified Employee will be based on a December 31 identification date such that if the Employee satisfies the above definition of Specified Employee at any time during the 12-month period ending on December 31, he will be treated as a Specified Employee if he has a Termination of Employment during the 12-month period beginning on the first day of the fourth month following the identification date.  This definition is intended to comply with the specified employee rules of Section 409A(a)(2)(B)(i) of the Code and shall be interpreted accordingly.

(w)          “Termination of Employment” means the termination of the Employee’s employment with the Employer and all Affiliates; provided, however, that the Employee will not be considered as having had a Termination of Employment if (i) the Employee continues to provide services to the Employer or any Affiliate as an employee (as that term is used in Code Section 409A) at an annual rate that is at least equal to 20 percent of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is at least equal to 20 percent of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period), (ii) the Employee continues to provide services to the Employer or any Affiliate in a capacity other than as an employee (as that term is used in Code Section 409A) and such services are provided at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period) or (iii) the

Employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) so long as the period of such leave does not exceed six months, or if longer, so long as the individual’s right to reemployment with the Employer or any Affiliate is provided either by statute or by contract.  If the period of leave (i) ends or (ii) exceeds six months and the Employee’s right to reemployment is not provided either by statute or by contract, the Employee’s Termination of Employment will be deemed to occur on the first date immediately following such time if not reemployed by the Employer or any Affiliate before such time and eligibility for payments and benefits hereunder will be determined as of that time.  For purposes of this Section, annual rate of providing services shall be determined based upon the measurement used to determine the Employee’s base compensation.

(x)            “Voting Stock” means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity’s Board of Directors.

(y)           “Welfare Plan” shall mean any health and dental plan, disability plan, survivor income plan, life insurance plan or similar plan, as defined in Section 3(1) of ERISA, currently made available by the Employer or an Affiliate in which an Employee participates.

2.                                       Benefits Upon Termination of Employment.

(a)           The following provisions will apply if and only if, at any time within eighteen (18) months after a Change in Control of the Employer occurs, (i) the Employee has a Termination of Employment by the Employer or an Affiliate for any reason other than Cause, On Account of Disability or death, or (ii) the Employee voluntarily has a Termination of Employment for Good Reason:

(1)           Employer or an Affiliate shall pay Employee Cash Severance in one lump sum payment, subject to all applicable withholdings and employment taxes and subject to reductions pursuant to Sections 4 and 16 of this Plan, as soon as practical after the Employee’s Termination of Employment.

(2)           The Employer or an Affiliate shall pay any and all amounts with respect to COBRA continuation coverage that the Employee elects under any Welfare Plan of the Employer or an Affiliate for him or her or his or her spouse or dependents through the Benefits Severance Period, including all attendant administrative fees and expenses, however described or denominated.  All such payments shall be made in such manner as to allow Employee to pay his or her COBRA coverage on a timely basis; provided that the Company will make all such payments as soon as practical and no later than the 15th day of the third month of the calendar year following the calendar year of the Employee’s Termination of Employment.

(3)           The Employee or his Beneficiary, or any other person entitled to receive benefits with respect to the Employee under any Retirement Plan, Welfare Plan, or other plan or program maintained by Employer or any Affiliate in which Employee participates at the date of the Employee’s Termination of Employment, shall receive any and all benefits accrued under any such Retirement Plan, Welfare Plan or other plan or program to the date of the Employee’s Termination of Employment, the amount, form and time of payment of such benefits to be determined by the terms of such Retirement Plan, Welfare Plan, or other plan or program.

(4)           Notwithstanding any other provision of this Plan, however, if the Employee is a Specified Employee, and if the benefits and payments under this Plan are not otherwise exempt from Code Section 409A, then to the extent necessary to comply with Section 409A no payments may be made hereunder (including, if necessary, any COBRA payments or reimbursements) before the date which is six months after the Specified Employee’s Termination of Employment within the meaning of Section 409A or, if earlier, the date of death of the Specified Employee.  Because the amounts paid pursuant to this Plan should be paid by the 15th day of the third month following the end of the calendar year in which Employees have a termination of employment, all amounts should be exempt from Section 409A.  These Specified Employee six-month delay provisions will only be applicable if it is subsequently determined that the amounts paid pursuant to this Plan are not exempt from Section 409A.

(b)           If the Employee has a Termination of Employment by the Employer or an Affiliate or by the Employee other than under the circumstances set forth in Section 2(a), including without limitation on the death or On Account of Disability of the Employee, by the Employer or an Affiliate for Cause or by the Employee other than for Good Reason, then the Employee’s compensation shall be paid through the date of his or her Termination of Employment, and the Employer and its Affiliates shall have no further obligation with respect to the Employee under this Plan.  Such Termination of Employment shall have no effect upon an Employee’s other rights, including but not limited to rights under any Retirement Plan, Welfare Plan or other plan or program in which Employee participates, the amount, form and time of payment of such benefits to be determined by the terms of such Retirement Plan, Welfare Plan, or other plan or program.

(c)           This Section 2 shall have no effect, and Employer shall have no obligations hereunder with respect to, an Employee who has a Termination of Employment for any reason at any time other than within eighteen (18) months after a Change in Control of the Employer occurs under the circumstances described in Section 2(a) above.

(d)           The Employer or an Affiliate that employs the Employee on his or her last day of employment will fund the payments to be made under the Plan to such Employee from its general assets.

(e)           Exhibit B attached hereto provides a summary of the benefits to which an Employee will be entitled based on the Benefit Category for which such Employee qualifies.  In the event of any conflict between such summary and the terms of Section 2 of the Plan, the provisions of Section 2 of the Plan shall govern.

3.                                       Accelerated Vesting of Options and Restricted Stock Units.

(a)           (i)            In the event no provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with a Change in Control of the Employer of outstanding stock options the Employer or an Affiliate granted before the Change in Control of the Employer, then contemporaneously with the Change in Control of the Employer, all outstanding stock options that the Employer or any Affiliate previously granted to an Employee in either the Gold or Silver Benefit Category shall be exercisable in full, if not then already fully exercisable, in accordance with the terms of such options and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the stock options or plans to the contrary regarding the exercisability of such options.  If provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with the Change in Control of the Employer of outstanding stock options the Employer or an Affiliate granted before the Change in Control of the Employer, then on the Employee’s Termination of Employment on or after a Change in Control of the Employer occurs, all outstanding stock options that the Employer or any Affiliate previously granted to an Employee in either the Gold or Silver Benefit Category shall be exercisable in full, if not then already fully exercisable, in accordance with the terms of such options and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the stock options or plans to the contrary regarding the exercisability of such stock options.

(ii)           In the event no provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with a Change in Control of the Employer of outstanding stock options the Employer or an Affiliate granted before the Change in Control of the Employer, then contemporaneously with the Change in Control of the Employer, all outstanding stock options that the Employer or any Affiliate previously granted to an Employee in the Bronze Benefit Category shall be exercisable, in accordance with the terms of such options and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the stock options or plans to the contrary regarding the exercisability (and only exercisability) of such options, on at least the basis they would have been exercisable had Employee remained employed with the Employer or any Affiliate for twenty-four (24) months after the Change in Control of the Employer occurs, if not then already exercisable to such extent.  If provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with the Change in Control of the Employer of outstanding stock options the Employer or an Affiliate granted before the Change in Control of the Employer, then on the Employee’s Termination of Employment on or after a Change in Control occurs, all outstanding stock options that the Employer or any Affiliate previously granted to an Employee in the Bronze Benefit Category shall be exercisable, in accordance with the terms of such options and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the stock options or plans to the contrary regarding the exercisability (and only exercisability) of such stock options, on at least the basis they would have been exercisable had Employee remained employed with the Employer or an Affiliate for twenty-four (24) months after the Change in Control of the Employer occurs, if not then already exercisable to such extent.

(iii)          It is deemed under this Plan that the Employer or an Affiliate consistent with the plans and agreements governing the applicable stock options accelerated the exercisability of such outstanding stock options at such time and on such basis.  Notwithstanding any other provision of this Plan, this Section 3 only impacts the exercisability and vesting of the applicable stock option; it is not intended to nor does it extend the terms or expiration dates of the applicable stock options.

(iv)          Notwithstanding any of the foregoing, for purposes of this Section 3 only, an Employee in the Bronze Benefit Category who previously participated in the EarthLink, Inc. Accelerated Vesting and Compensation Continuation Plan and who elected to participate in this Plan and waive any and all rights to benefits he or she had under the EarthLink, Inc. Accelerated Vesting and Compensation Continuation Plan shall be treated for purposes of this Section 3 as if he or she were in the Silver Benefit Category solely for purposes of the accelerated vesting of stock options.  Exhibit C attached hereto shall show the names of each employee who is included in the foregoing position and who is entitled to the treatment described in this Section 3(a)(iv) if they become an Employee under this Plan.

(v)           Exhibit B attached hereto provides a summary of the accelerated vesting to which an Employee will be entitled based on the Benefit Category for which such Employee qualifies.  In the event of any conflict between such summary and the terms of Section 3 of the Plan, the provisions of Section 3 of the Plan shall govern.

(b)           (i)            In the event no provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with a Change in Control of the Employer of outstanding restricted stock units the Employer or an Affiliate granted before the Change in Control of the Employer, then contemporaneously with the Change in Control of the Employer, all outstanding restricted stock units that the Employer or any Affiliate previously granted to an Employee in either the Gold or Silver Benefit Category shall be earned and payable in full, if not then already fully earned and payable, in accordance with the terms of such restricted stock units and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the restricted stock units or plans to the contrary regarding their becoming fully earned and payable; provided that a restricted stock unit that contains performance criteria shall not become fully earned and payable if the date, if any, for attainment of the performance criteria on which such restricted stock unit would have become fully earned and payable has passed as of the date of the Change of Control.  If provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with the Change in Control of the Employer of outstanding restricted stock units the Employer or an Affiliate granted before the Change in Control of the Employer, then on the Employee’s Termination of Employment on or after a Change in Control of the Employer occurs, all outstanding restricted stock units that the Employer or any Affiliate previously granted to an Employee in either the Gold or Silver Benefit Category shall be earned and payable in full, if not then already fully earned and payable, in accordance with the terms of such restricted stock units and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the restricted stock units or plans to the contrary regarding their becoming fully earned and payable; provided that a restricted stock unit that contains performance criteria shall not become fully earned and payable if the date, if any, for attainment of the performance criteria on which such restricted stock unit would have become fully earned and payable has passed as of the date of the Change of Control.

(ii)           In the event no provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with a Change in Control of the Employer of outstanding restricted stock units the Employer or an Affiliate granted before the Change in Control of the Employer, then contemporaneously with the Change in Control of the Employer, all outstanding restricted stock units that the Employer or any Affiliate previously granted to an Employee in the Bronze Benefit Category shall be earned and payable, in accordance with the terms of such restricted stock units and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the restricted stock units or plans to the contrary regarding their becoming fully earned and payable on at least the basis they would have been earned and payable had Employee remained employed with the Employer or any Affiliate for twenty-four (24) months after the Change in Control of the Employer occurs, if not then already earned and payable to such extent; provided that a restricted stock unit that contains performance criteria shall not become fully earned and payable if the date, if any, for attainment of the performance criteria on which such restricted stock unit would have become fully earned and payable has passed as of the date of the Change of Control or occurs more than twenty-four (24) months after the date of the Change in Control.  If provision is made for the continuance, assumption or substitution by the Employer or its successor in connection with the Change in Control of the Employer of outstanding restricted stock units the Employer or an Affiliate granted before the Change in Control of the Employer, then on the Employee’s Termination of Employment on or after a Change in Control occurs, all outstanding restricted stock units that the Employer or any Affiliate previously granted to an Employee in the Bronze Benefit Category shall be earned and payable, in accordance with the terms of such restricted stock units and the applicable plans pursuant to which they were granted, notwithstanding any provisions in the restricted stock units or plans to the contrary regarding their becoming earned and payable, on at least the basis they would have been earned and payable had Employee remained employed with the Employer or an Affiliate for twenty-four (24) months after the Change in Control of the Employer occurs, if not then already earned and payable to such extent; provided that a restricted stock unit that contains performance criteria shall not become fully earned and payable if the date, if any, for attainment of the performance criteria on which such restricted stock unit would have become fully earned and payable has passed as of the date of the Change of Control or occurs more than twenty-four (24) months after the date of the Change in Control.

(iii)          It is deemed under this Plan that the Employer or an Affiliate consistent with the plans and agreements governing the applicable restricted stock units accelerated such restricted stock units becoming earned and payable at such time and on such basis.  Notwithstanding any other provision of this Plan, this Section 3 only impacts the vesting of the applicable restricted stock units; it is not intended to nor does it extend the terms or expiration dates of the applicable restricted stock units.

(iv)          Notwithstanding any of the foregoing, for purposes of this Section 3 only, an Employee in the Bronze Benefit Category who previously participated in the EarthLink, Inc. Accelerated Vesting and Compensation Continuation Plan and who elected to participate in this Plan and waive any and all rights to benefits he or she had under the EarthLink, Inc. Accelerated Vesting and Compensation Continuation Plan shall be treated for purposes of this Section 3 as if he or she were in the Silver Benefit Category solely for purposes of the accelerated vesting of restricted stock units.  Exhibit C attached hereto shall show the names of each employee who is included in the foregoing position and who is entitled to the treatment described in this Section 3(b)(iv) if they become an Employee under this Plan.

(v)           Exhibit B attached hereto provides a summary of the accelerated vesting to which an Employee will be entitled based on the Benefit Category for which such Employee qualifies.  In the event of any conflict between such summary and the terms of Section 3 of the Plan, the provisions of Section 3 of the Plan shall govern.

4.                                       Release and Setoff.

Notwithstanding any other provision of this Plan, payments shall be made under the Plan to any Employee or his Beneficiary only after the Employee executes a release and waiver containing such terms and conditions as the Employer and its Affiliates may reasonably require, including non-solicitation, non-competition and confidentiality provisions.  Each Employee’s right to participate under this Plan and to receive benefits hereunder is contingent upon the

Employee’s agreement to this Section 4 and his or her continued compliance with any agreements entered into hereunder.  The Employer and its Affiliates also may reduce and set-off any payments to or with respect to an Employee pursuant to this Plan by any amount the Employee or his Beneficiary may owe to Employer or any Affiliate.

5.                                       Death.

If an Employee has a Termination of Employment under circumstances described in Section 2(a), then upon the Employee’s subsequent death, all unpaid amounts payable to the Employee under Section 2(a)(1) or (2) shall be paid to his Beneficiary.  Any death benefits owing under Section 2(a)(3) shall be paid as specified by the applicable Retirement Plan, Welfare Plan or other plan or program.

6.             Claim for Benefits.

(a)           Employees do not need to complete a claim for benefits to obtain benefits under the Plan.  However, Employees who dispute the amount of, or their entitlement to, Plan benefits must file a claim with the Employer to obtain Plan benefits.  Any claim by an Employee who disputes the amount of, or his or her entitlement to, Plan benefits must be filed in writing within thirty (30) days of the event that the Employee is asserting constitutes an entitlement to such Plan benefits.  Failure by the Employee to submit such claim within the thirty (30)-day period shall bar the Employee from any claim for benefits under the Plan as a result of the occurrence of such event.

(b)           Claims for benefits shall be filed in writing with the Employer.  Written notice of the decision on such claim shall be furnished to the claimant within ninety (90) days of receipt of such claim unless special circumstances require an extension of time for processing the claim.  If the Employer needs an extension of time to process a claim, written notice will be delivered to the claimant before the end of the initial ninety (90) day period.  The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Employer expects to render its final decision.  However, that extension may not exceed ninety (90) days after the end of the initial period.  If the Employer rejects a claim for failure to furnish necessary material or information, the written notice to the claimant will explain what more is needed and why, and will tell the claimant that the claimant may refile a proper claim.

(c)           The Employer shall provide payment for the claim only if the Employer determines, in its sole discretion, that the claimant is entitled to the claimed benefit.

(d)           If any part of a claim for benefits under this Plan is denied, the Employer will provide the claimant with a written notice stating (i) the specific reason or reasons for the denial; (ii) the specific reference to pertinent Plan provisions on which the denial was based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(e)           The full value of any payment made according to the Plan satisfies that much of the claim and all related claims under the Plan.

(f)            If a claim is denied, the claimant may appeal the denial by delivering a written notice to the Employer specifying the reasons for the appeal.  That notice must be delivered within sixty (60) days after receiving the notice of denial.  The claimant may submit written comments, documents, records and other information relating to the claimant’s claim for benefits.  The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The Employer’s review will take into account all such written comments, documents, records and other information the claimant submits relating to the claim, without regard to whether such information was submitted or considered initially.

(g)           The Employer will advise the claimant in writing of the final determination after review.  The decision on review will be written in a manner calculated to be understood by the claimant, and it will include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based.  Such written notification also will include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review.  The written decision will be rendered within sixty (60) days after the request for review is received, unless special circumstances require an extension of time for processing.  If an extension is necessary the Employer will furnish written notice of the extension to the claimant before the end of the 60-day period and indicate the special circumstances requiring the extension of time.  The extension notice will indicate the date by which the Employer expects to render a decision.  The decision will then be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

(h)           If the Employer holds regularly scheduled meetings at least quarterly, the time periods for rendering the written decision described in the preceding paragraph shall not apply and the Employer shall instead make a benefit determination no later than the date of the meeting of the Employer that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances require a further extension of time for processing, a benefit determination will be rendered no later than the third meeting of the Employer following the Plan’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Employer will provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The Employer will notify the claimant of the benefit determination as soon as possible, but not later than five days after the benefit determination is made.

(i)            In no event shall an Employee or other claimant be entitled to challenge a decision of the Employer in court or in any other administrative proceeding unless and until these claim review and appeal procedures have been complied with and exhausted.  The claimant shall have ninety (90) days from the date of receipt of the Employer’s decision on review in which to file suit regarding a claim for benefits under the Plan.  If suit is not filed within such 90-day period, it shall be forever barred.  The decisions made hereunder shall be final and binding on Employees and any other party.

7.                                       Administration of the Plan.

The Employer through its Board of Directors shall interpret and administer the Plan.  The Employer shall establish rules for the administration of the Plan.  The Employer shall have the discretionary authority to construe the terms of the Plan and shall determine all questions arising in its administration, interpretation and application, including those concerning eligibility for benefits.  All determinations of the Employer shall be final and binding on all Employees and Beneficiaries.  The Employer may appoint a committee or an agent or other representative to act on its behalf and may delegate to such committee or agent or representative any of its powers hereunder.  Any action that such committee or agent or representative takes shall be considered to be the action of the Employer, when the committee or agent or representative is acting within the scope of the authority that the Employer delegated to it, and the Employer shall be responsible for all such actions.  If the Employer appoints a committee or other agent or representative to act on its behalf, the Employer will pay all the expenses relating to such administration, and, as permitted by law, the Employer will indemnify and save each committee member or agent or representative harmless against expenses, claims, and liabilities arising out of being such committee member or agent or representative.  The Employer also may employ such accountants, counsel, specialists and other advisory clerical persons as it deems necessary or desirable in connection with administration of the Plan.  The Employer is entitled to rely conclusively on any opinions from its accountants or counsel.  The Employer will keep all books of account, records and other data necessary for proper administration of the Plan.

8.                                       Employee Assignment.

No interest of any Employee, his or her spouse or any Beneficiary under this Plan, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Employee or his or her spouse or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

9.                                       Benefits Unfunded.

All rights under this Plan of the Employees and their spouses and Beneficiaries, shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of Employer or any Affiliate for payment of any amounts due hereunder.  The Employees, their spouses and Beneficiaries shall have only the rights, if any, of general unsecured creditors of Employer and its Affiliates.

10.                                 Applicable Law.

This Plan shall be construed and interpreted pursuant to the laws of the State of Delaware (other than its choice-of-law rules), except to the extent those laws are superceded by the laws of the United States of America.

11.                                 No Employment Contract.

Nothing contained in this Plan shall be construed to be an employment contract between an Employee and the Employer or an Affiliate.  The creation, continuance or change of this Plan or any payment hereunder does not give any person a non-statutory legal or equitable right against the Employer or an Affiliate to remain employed by the Employer or an Affiliate.  This Plan does not modify the terms of any Employee’s employment.

12.                                 Severability.

In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby.

13.                                 Successors.

The Plan shall be binding upon and inure to the benefit of Employer, its Affiliates, the Employees and their respective heirs, representatives and successors.

14.                                 Amendment and Termination.

Notwithstanding any other provision of this Plan, Employer shall have the right (i) to declare that an individual who previously was selected to participate as an Employee in the Plan shall no longer participate as an Employee in the Plan, (ii) to amend the Plan from time to time and (iii) to terminate the Plan at any time; provided that, within four (4) months before a Change in Control of the Employer occurs or after a Change in Control of the Employer occurs, without the Employee’s consent, (i) the Employer may not declare that an individual who previously was selected to participate as an Employee in the Plan no longer participates as an Employee in the Plan, (ii) no amendment may be made that diminishes any Employee’s rights under the Plan and (iii) the Plan may not be terminated until all benefits that become payable under the Plan are paid in full.  An amendment may be made retroactively to the Plan if it is necessary to make this Plan conform to applicable law.  Upon termination of the Plan, the Plan shall no longer be of any further force or effect, and neither the Employer, any Affiliate nor any Employee shall have any obligations or rights under this Plan.  Likewise, the rights of any individual who was an Employee and whose designation as an Employee is revoked or rescinded by the Employer shall cease upon such action.

15.                                 Notice.

Notices under this Plan shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other party by written notice:

If to Employer:

EarthLink, Inc.
1375 Peachtree Street, N.W.
Suite 7 North
Atlanta, Georgia 30309-2935
Attention: Executive Vice President, Employee Services

If to an Employee:

The address last indicated on the records of Employer.

16.                                 Excise Tax.

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject an Employee to tax under Code Section 4999, the Employer may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.”  If the Employer determines that there is a Reduced Amount, the total payments or benefits to the Employee hereunder must be reduced to such Reduced Amount, but not below zero.  If the Employer determines that the benefits and payments must be reduced to the Reduced Amount, the Employer must promptly notify the Employee of that determination, with a copy of the detailed calculations by the Employer.  All determinations of the Employer under this Section are final, conclusive and binding upon the Employee.  It is the intention of the Employer and the Employee to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Employee would thereby be increased.  As a result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Employer under this Section, however, it is possible that amounts will have been paid under the Plan to or for the benefit of an Employee which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of an Employee could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount.  If the Employer, based either upon the assertion of a deficiency by the Internal Revenue Service against the Employer or the Employee, which the Employer believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan which the Employee must repay to the Employer together with interest at the applicable Federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Employee to the Employer if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes.  If the Employer, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Employer must pay the amount of the Underpayment to the Employee.  For purposes of this Section, (i) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on the Employee with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Employee’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the largest aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

17.                                 Miscellaneous.

(a)           The failure of the Employer or an Affiliate to enforce any provisions of the Plan shall in no way be construed to be a waiver of those provisions, nor in any way effect the validity of the Plan or any part thereof, or the right of the Employer or an Affiliate thereafter to enforce such provision.

(b)           The benefits provided under this Plan are in addition to and not in lieu of any other similar benefits that the Employer or any Affiliate may specify from time to time in any employee handbook or in any other agreement between the Employee and the Employer or an Affiliate.  Additionally, the benefits that this Plan provides shall not be reduced or offset by any other payments or benefits that the Employee may receive from any other third party or other employer after the Employee’s Termination of Employment.

(c)           Whenever any benefits become payable under the Plan, the Employer and its Affiliates shall have the right to withhold such amounts as are sufficient to satisfy any applicable federal, state or local withholding, tax, excise tax or similar requirements.

(d)           The terms of an Employee’s benefits are as set forth in this document, which cannot be changed by the promises of any individual employee or manager.  Only the Employer may change the terms of the Plan, and then only through a written amendment.  No promises (oral or written) that are contrary to the terms of the Plan and its written amendments are binding upon the Plan or the Employer.

(e)           The terms and conditions of this Plan and the Employees’ benefits under the Plan shall remain strictly confidential.  Employees may not discuss or disclose any terms of this Plan or its benefits with anyone except their attorneys, accountants and immediate family members who shall be instructed to maintain the confidentiality agreed to under this Plan, except as may be required by law.

(f)            Benefits under the Plan are not considered eligible earnings for the Employer’s 401(k) Plan, Stock-4-LESS (Employee Stock Purchase Plan) or any other benefit program.

(g)           This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith.  The Employer may at any time amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to be in compliance with Section 409A.  Notwithstanding the preceding, the Employer and all Affiliates shall not be liable to any Employee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any amount under this Plan is subject to taxes, penalties or interest as a result of failing to comply with Code Section 409A.

(h)           This Plan is intended to be a “Welfare Plan” and not a “Pension Plan” as defined in ERISA Sections 3(1) and 3(2), respectively.  Accordingly, the Plan must be interpreted and administered in a manner that is consistent with that intent.

IN WITNESS WHEREOF, Employer has caused this instrument to be executed in its name by its duly authorized officer, all as of the day and year first above written.

EARTHLINK, INC.

By:
Title:

EARTHLINK, INC.

CHANGE-IN-CONTROL ACCELERATED VESTING AND SEVERANCE PLAN

SUMMARY PLAN DESCRIPTION

NAME OF PLAN:

EarthLink, Inc. Change-in-Control Accelerated Vesting and Severance Plan

NAME, ADDRESS, AND TELEPHONE NUMBER OF SPONSOR AND PLAN

ADMINISTRATOR:

EarthLink, Inc. (“Employer”)

1375 Peachtree Street, N.W.

Suite 7 North

Atlanta, Georgia 30309-2935

(404) 815-0770

The Employer administers the Plan.

EMPLOYER IDENTIFICATION NUMBER:

58-2511877

PLAN NUMBER ASSIGNED TO THIS PLAN:

ORIGINAL EFFECTIVE DATE:

April 19, 2001

PLAN YEAR:

Calendar year beginning on January 1 of each year and ending on December 31.

FISCAL YEAR FOR MAINTAINING PLAN RECORDS:

Calendar year beginning on January 1 of each year and ending on December 31.

TYPE OF WELFARE PLAN:

The Plan is a severance pay plan that provides benefits to certain Employees in the event of termination of their employment due to certain specified reasons.

TYPE OF ADMINISTRATION OF THE PLAN:

The Employer administers the Plan as described in Section 7.

PROVISIONS FOR ELIGIBILITY REQUIREMENTS:

The Plan generally describes eligibility requirements in Sections 2 and 3.

DESCRIPTION OF PLAN BENEFITS:

The Plan generally describes conditions for payment of benefits and the amount of such benefits in Sections 2 and 3.

SOURCES OF CONTRIBUTIONS TO THE PLAN AND FUNDING MEDIUM:

The general assets of the Employer or the Affiliate that employs Employee shall fund the severance pay from the Plan.

PROCEDURES FOR PRESENTING CLAIMS AND REDRESS OF DENIED CLAIMS:

Section 6 provides detailed instructions for filing a claim and redress of a denied claim.

AGENT FOR SERVICE OF PROCESS:

EarthLink, Inc.

1375 Peachtree Street, N.W.

Suite 7 North

Atlanta, Georgia 30309-2935

Attention: Executive Vice President, Employee Services

In addition to the agent listed above, service of process may be made upon the Employer itself.

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YOUR RIGHTS UNDER ERISA

The following statement is required by law to be included in this Summary Plan Description:

As a participant in the EarthLink, Inc. Change-in-Control Accelerated Vesting and Severance Plan (the “Plan”) you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  ERISA provides that all Plan participants shall be entitled to:

Examine, without charge, at the Employer’s office and at other specified location, such as worksites, all Plan documents and a copy of the latest Annual Report (Form 5500 series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

Obtain, upon written request to the Employer, copies of all Plan documents governing the operation of the Plan and copies of the latest Annual Report (Form 5500 series) and an updated summary plan description.  The Employer may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report.  The Employer is required by law to furnish each Employee with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.  The people who operate your Plan, called fiduciaries, have a duty to do so prudently and in the interest of you and other Plan participants.  No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way solely in order to prevent you from obtaining a benefit or exercising your rights under ERISA.  If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial.  You have the right to have the Plan review and reconsider your claim.  Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court.  In such a case, the court may require the Employer to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Employer.  If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.  If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may file suit in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees.  If you have any questions about your Plan, you should contact the Employer.  If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W.,

Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

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Exhibit B - Page 1

Benefits	Gold and Silver Benefit Category	Bronze Benefit Category
Cash Severance

Lump sum cash payment of 1.5 times the sum of employee’s salary plus bonus target, if within 18 months after a change in control the company terminates employee’s employment without cause or employee voluntarily terminates his or her employment for good reason; no cash severance if termination of employment is on account of the employee’s death or disability.

Lump sum cash payment equal to the sum of employee’s salary plus bonus target, if within 18 months after a change in control the company terminates employee’s employment without cause or employee voluntarily terminates his or her employment for good reason; no cash severance if termination of employment is on account of the employee’s death or disability.

COBRA Benefits

Company will pay all amounts payable with respect to the employee’s elected COBRA coverage (including coverage for spouse and dependents) for 1.5 years from the termination of the employee’s employment, if within 18 months of the change in control the company terminates employee’s employment without cause or employee voluntarily terminates his or her employment for good reason; no paid COBRA benefits if the termination of employment is on account of the employee’s death or disability.

Company will pay all amounts payable with respect to the employee’s COBRA coverage (including coverage for spouse and dependents) for 1 year from the termination of the employee’s employment, if within 18 months of the change in control the company terminates employee’s employment without cause or employee voluntarily terminates his or her employment for good reason; no paid COBRA benefits if termination of employment is on account of the employee’s death or disability.

Accelerated vesting of outstanding stock options

If stock options are assumed or continued after a change in control, all outstanding stock options granted on or before the change in control will vest and be exercisable in full, if not already fully vested, on termination of employee’s employment for any reason after the change in control occurs; if options are not assumed or continued after the change in control, all outstanding stock options are vested and exercisable in full contemporaneously with the change in control, if not already fully vested.

If stock options are assumed or continued after a change in control, all outstanding stock options granted on or before the change in control will vest and be exercisable at least as much as if the employee had remained employed for 24 months after the change in control occurs, if not already vested to such extent; if options are not assumed or continued after the change in control, all outstanding stock options are vested and exercisable at least as much as if the employee had remained employed for 24 months after the change in control occurs, if not already vested to such extent. Individuals in the Bronze benefit category will be grandfathered into the vesting under the Silver benefit category if they are currently participating in the Accelerated Vesting and Compensation Continuation Plan and elect to participate in this Plan.

Accelerated vesting of outstanding restricted stock units

If restricted stock units are assumed or continued after a change in control, all outstanding restricted stock units granted on or before the change in control will vest and be earned and payable in full, if not already fully vested, on termination of employee’s employment for any reason after the change in control occurs; if restricted stock units are not assumed or continued after the change in control, all outstanding restricted stock units are vested and earned and payable in full contemporaneously with the change in control, if not already fully vested; provided that restricted stock units that contain performance criteria will not vest if the date for attainment of those criteria has passed.

If restricted stock units are assumed or continued after a change in control, all outstanding restricted stock units granted on or before the change in control will vest and be earned and payable at least as much as if the employee had remained employed for 24 months after the change in control occurs, if not already vested to such extent; if restricted stock units are not assumed or continued after the change in control, all outstanding restricted stock units are vested and earned and payable at least as much as if the employee had remained employed for 24 months after the change in control occurs, if not already vested to such extent; provided that restricted stock units that contain performance criteria will not vest if the date for attainment of those criteria has passed or occurs more than 24 months after the change in control. Individuals in the Bronze benefit category will be grandfathered into the vesting under the Silver benefit category if they are currently participating in the Accelerated Vesting and Compensation Continuation Plan and elect to participate in this Plan.

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